Exhibit 31.2

CERTIFICATION

     I, Julianne M. Biagini, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Endwave Corporation;

2.	Based on my knowledge, this annual report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report on Form 10-K/A.

Date: August 4, 2004	/s/ JULIANNE M. BIAGINI
Julianne M. Biagini
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)